Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$364,600
Unrealized Gain (Loss) on Market Value of Futures	1,950,960
Dividend Income	269
Interest Income	174
ETF Transaction Fees	700
Total Income (Loss)	$2,316,703

Expenses
Investment Advisory Fee	$30,963
Brokerage Commissions	1,803
Non-interested Directors' Fees and Expenses	366
Prepaid Insurance Expense	139
Other Expenses	15,314
Total Expenses	48,585
Expense Waiver	(9,121)
Net Expenses	$39,464
Net Gain (Loss)	$2,277,239

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/11	$52,550,035
Withdrawals (200,000 Units)	(15,813,725)
Net Gain (Loss)	2,277,239

Net Asset Value End of Period	$39,013,549
Net Asset Value Per Unit (500,000 Units)	$78.03

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2011 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502